UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

Ribbon Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42474	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Central Park Tower LaTour Shinjuku, Room 3001, 6-15-1 Nishi Shinjuku, Shinjuku-ku, Tokyo 160-0023, Japan	160-0023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 81 90-8508-3462

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Ordinary Shares	RIBB	The Nasdaq Stock Market LLC
Units	RIBBU	The Nasdaq Stock Market LLC
Rights	RIBBR	The Nasdaq Stock Market LLC

Item 5.07 Submission of a Matter to a Vote of Security Holders.

On September 10, 2026, Ribbon Acquisition Corp. (the “Company”) held an Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”). The record date for shareholders entitled to notice of, and to vote at, the Extraordinary General Meeting was August 14, 2026. As of the record date, there were 5,033,133 ordinary shares issued and outstanding and entitled to vote at the Extraordinary General Meeting. Of these shares, 3,206,646 shares (representing approximately 63.71% of the outstanding ordinary shares), constituting a quorum, were present by virtual attendance or represented by proxy.

At the Extraordinary General Meeting, eight proposals were submitted to the Company’s shareholders, each as described in more detail in the Company’s definitive proxy statement. The final voting results were as follows:

Proposal 1 – NTA Proposal

The Company’s shareholders approved a proposal, by special resolution, to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Current Charter”) to remove the requirements limiting the Company’s ability to redeem its ordinary shares and consummate an initial business combination if such redemptions would cause the Company to have less than US$5,000,001 in net tangible assets (the “NTA Proposal”). The votes cast were as follows:

For	Against	Abstain
3,086,536	120,110	0

Proposal 2 – Domestication Proposal

The Company’s shareholders approved a proposal, by special resolution, to transfer the Company by way of continuation, out of the Cayman Islands and domesticate the Company as a corporation in the State of Delaware, including the filing of a Certificate of Corporate Domestication with the Secretary of State of the State of Delaware (the “Domestication Proposal”). The votes cast were as follows:

For	Against	Abstain
2,835,534	371,112	0

Proposal 3 – Business Combination Proposal

The Company’s shareholders approved a proposal, by ordinary resolution, to approve the Business Combination Agreement, dated June 30, 2025 (as amended or supplemented from time to time, the “Business Combination Agreement”), by and among the Company, DRC Medicine Ltd., DRC Medicine Inc. (“Pubco”), DRC Merger Inc. and DRC Medicine Holdings Ltd., and the transactions contemplated thereby. (collectively, the “Business Combination,” and such proposal, the “Business Combination Proposal”). The votes cast were as follows:

For	Against	Abstain
2,835,534	371,112	0

Proposal 4 – Organizational Documents Proposals

The Company’s shareholders approved a proposal, by special resolution, certain governance provisions contained in the proposed certificate of incorporation of Pubco, which governance provisions were presented as five separate sub-proposals in accordance with the requirements of the Securities and Exchange Commission and were voted upon collectively as a single voting item (collectively, the “Organizational Documents Proposals”). The votes cast were as follows:

For	Against	Abstain
2,835,534	371,112	0

Proposal 5 – Nasdaq Proposal

The Company’s shareholders approved a proposal, by ordinary resolution, for purposes of complying with Nasdaq Listing Rule 5635, to approve the issuance of shares of common stock of Pubco in connection with the Business Combination and the reservation of additional shares of common stock of Pubco for issuance pursuant to the Incentive Plan (the “Nasdaq Proposal”). The votes cast were as follows:

For	Against	Abstain
2,835,534	371,112	0

Proposal 6 – Incentive Plan Proposal

The Company’s shareholders approved a proposal, by ordinary resolution, to approve the DRC Medicine Inc. 2026 Incentive Award Plan, which will become effective upon the consummation of the Business Combination (the “Incentive Plan Proposal”). The votes cast were as follows:

For	Against	Abstain
2,835,534	371,112	0

Proposal 7 – Director Election Proposal

The Company’s shareholders approved a proposal, by ordinary resolution, to elect seven directors to serve on the board of directors of Pubco, effective upon the consummation of the Business Combination, until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal (the “Director Election Proposal”). The votes cast were as follows:

Director Nominee	For	Against	Abstain
Narumi Okazaki	2,835,534	371,112	0
Akira Okada	2,835,534	371,112	0
Shigeo Kamitsuji	2,835,534	371,112	0
Masahiro Fujimaki	2,835,534	371,112	0
Takenori Machida	2,835,534	371,112	0
Shinji Kaburagi	2,835,534	371,112	0
John Nathan Miller	2,835,534	371,112	0

Proposal 8 – Adjournment Proposal

The Company’s shareholders approved a proposal, by ordinary resolution, to adjourn the Extraordinary General Meeting to a later date or dates, if necessary or desirable, as determined by the Company’s board of directors (the “Adjournment Proposal”). The votes cast were as follows:

For	Against	Abstain
2,835,534	371,112	0

All eight Proposals were approved. The Company intends to file an amendment to the Current Charter with the Registrar of Companies of the Cayman Islands promptly following the Extraordinary General Meeting.

In connection with the Extraordinary General Meeting, holders of 3,460,471 ordinary shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account, for an aggregate redemption amount of $36,646,387.89, representing a per-share redemption price of approximately $10.59. Following the Extraordinary General Meeting, the Company permitted shareholders who had elected to redeem their ordinary shares to reverse their redemption elections. As of the date of this Current Report on Form 8-K, holders of 30,633 ordinary shares have validly reversed their redemption elections. After giving effect to such redemption reversals, 3,429,838 ordinary shares remain subject to redemption, representing an aggregate redemption amount of approximately $36,321,984.42, and approximately $1,411,594.05 remains in the Trust Account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ribbon Acquisition Corp.

By:	/s/ Angshuman (Bubai) Ghosh
Name:	Angshuman (Bubai) Ghosh
Title:	Chief Executive Officer

Date: September 11, 2026

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